Exhibit 5.1

[TROUTMAN SANDERS LETTER HEAD]

February 4, 2015

Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, California 95814

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the proposed issuance of up to 18,744,044 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and up to 18,744,044 shares of the Company’s non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock” and together with the Common Stock, the “Shares”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, AVR Merger Sub, Inc., and Aventine Renewable Energy Holdings, Inc. (“Aventine”) providing for a merger of AVR Merger Sub, Inc., a wholly-owned subsidiary of the Company with and into Aventine (the “Merger”). The terms of the Merger, the Merger Agreement and the Shares are described in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement to which this opinion is an exhibit.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, corporate records, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other instruments or documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the corporate and organizational documents of the Company, (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the offering and sale of the Shares, (iii) the Registration Statement and exhibits thereto, including the Joint Proxy Statement/Prospectus comprising a part thereof, and (iv) the Merger Agreement. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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Pacific Ethanol, Inc.

February 4, 2015

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct, including (A) the corporate and organizational documents of the Company, including the Certificate of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date, (B) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the authorization, offering and sale of the Shares, (C) the Registration Statement and exhibits thereto, including the Joint Proxy Statement/Prospectus comprising a part thereof, and (D) the Merger Agreement. In addition, with your consent, we have assumed that all choice of law provisions are legally enforceable. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the qualifications, exceptions, assumptions, limitations, definitions, exclusions and other matters described in this opinion, we are of the opinion that when and to the extent issued and delivered in accordance with the terms of the Merger Agreement (including the filing by the Company of an amendment to its Certificate of Incorporation to create the Non-Voting Common Stock) and the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

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Pacific Ethanol, Inc.

February 4, 2015

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP

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